UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 27, 2010

Game Trading Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2010, Game Trading Technologies, Inc. (the “Company”) entered into amendment to the letter agreement (the “Original Agreement”) dated April 24, 2009 by and between the Company and SOCOM LLC (“SOCOM”) pursuant to which the parties agreed, among other things, that the Company will provide certain pre-sold/secondhand trade-in console and handheld video game software (the “Secondhand Software”) to SOCOM.  A copy of the Amendment to the Original Agreement is listed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing information is a summary of the agreement described above, is not complete, and is qualified in its entirety by reference to the full text such agreement which is attached an exhibit to this Current Report on Form 8-K.  Readers should review this agreement for a complete understanding of the terms and conditions associated with such agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2010, the board of directors of Game Trading Technologies, Inc. (the “Company”) appointed Richard Leimbach as chief financial officer of the Company.  There is no understanding or arrangement between Mr. Leimbach and any other person pursuant to which Mr. Leimbach was selected as an executive officer of the Company.  Mr. Leimbach does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

From January 2004 to August 2010, Mr. Leimbach previously served for more than six years in the finance division at Telkonet, Inc. [OTCBB: TKOI], a publicly-traded clean technology and smart-grid networking company, initially as Vice President of Finance and since 2007 as Chief Financial Officer.  From October 2001 to January 2004, he was the Controller of UltraBridge an applications solution provider, where he was tasked with building up its financial processes from the startup phase.  Before UltraBridge, from July 2008 to August 2001, Mr. Leimbach held the position of Corporate Accounting Manager at Snyder Communications, Inc., a global marketing company, where he was involved in consolidating the company’s extensive operations and working with the SEC.  Mr. Leimbach has also held various positions at public accounting firms, including Wolpoff & Co. from August 1995 to July 1998 and The Reznick Group from January 1992 to August 1995, and he holds a degree in accounting from Towson University in Maryland.

On September 27, 2010, the Company entered into an employment agreement with Mr. Leimbach. The employment agreement provides that Mr. Leimbach will receive an annual base salary of $150,000 per year, with the annual base salary increasing by an amount not less than 5% on each anniversary date of the employment agreement. In addition, Mr. Leimbach received an option to purchase 225,000 shares of the Company’s common stock at a price of $2.50 per share.  The options vest in three (3) equal annual installments of thirty-three and one-third percent (33 1/3%), the first installment to be exercisable on the date of grant, with an additional thirty-three and one-third percent (33 1/3%) becoming exercisable on each of September 27, 2011 and September 27, 2012, respectively.  These options were issued under the Company’s 2009 Amended and Restated Stock Incentive Plan. Mr. Leimbach is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

 The employment agreement provides for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause. In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his base salary for six (6) months beyond the termination date in accordance with our normal payroll practices. Termination for “cause” means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within thirty days of receipt of notice from us, (y) conduct which the board determines could reasonably be expected to have a material adverse effect on us, but only after the failure of the executive to cease such conduct within thirty days of receipt of notice from us, or (z) the executive's conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us. “Good Reason” means (i) material diminution in the executive’s base salary or other benefits during the term of the executive’s employment, (ii) a material reduction in the executive’s power and responsibility within the Company, (iii) a change in geographic location at which the executive must regularly perform services of more than fifty miles; or (iv) a change in control occurs; provided that none of the foregoing shall constitute “Good Reason” unless the executive provides us with written notice of the occurrence or existence of such events and we fail to cure such occurrence within thirty days of receipt of such notice.  “Change in Control” means (i) any person, other than us, our existing stockholders or any of our or their affiliates, purchases “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of voting securities then ordinarily having the right to vote for our directors; (ii) a sale of all or substantially all of our assets; or (iii) we merge or consolidate with another corporation and our stockholders immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation possessing more than 50% of the voting power (for the election of directors) of the outstanding stock of the purchasing or surviving corporation.

 The employment agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

The foregoing information is a summary of the agreement described above, is not complete, and is qualified in its entirety by reference to the full text such agreement which is attached an exhibit to this Current Report on Form 8-K.  Readers should review this agreement for a complete understanding of the terms and conditions associated with such agreement.

A copy of the press release announcing Mr. Leimbach’s appointment is listed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2010, the Company filed an amended and restated certificate of designations (the “Amended Certificate of Designations”) for the Company’s series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) with the Secretary of State of the State of Delaware, as more fully described in Item 5.07 below. A copy of the Amended Certificate of Designations is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2010, the holders of 60.68% of the outstanding shares of common stock acting by written consent in accordance with the provisions of the General Corporation Law of the State of Delaware approved an amendment to the Company’s certificate of designations (the “Certificate of Designations”) for the Company’s Series A Preferred Stock to add  a provision whereby the minimum price in which the conversion price of the Series A Preferred Stock may be reduced to shall be equal to $1.00 (the “Anti-Dilution Price Floor”).  Pursuant to the terms of the Certificate of Designations governing the Series A Preferred Stock, the Company was required to obtain the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock prior to adding the provision for the Anti-Dilution Price Floor to the Certificate of Designations.  As described in Item 5.03 above, the Company filed an Amended Certificate of Designations with the Secretary of State of the State of Delaware on September 30, 2010.  A copy of the Amended Certificate of Designations is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended and Restated Certificate of Designations for the Company’s Series A Preferred Stock filed with the Secretary of State of the State of Delaware on September 30, 2010.
10.1	Amendment to the Letter Agreement, dated April 24, 2009 by and between SOCOM LLC and Game Trading Technologies, Inc. †
10.2	Employment Agreement, dated September 27, 2010 by and between Game Trading Technologies, Inc. and Richard Leimbach
99.1	Press Release, dated September 27, 2010

 _______________
†           Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: October 1, 2010	By:	/s/ Rodney Hillman
Rodney Hillman
Chief Operating Officer